EXHIBIT 11
                    HEALTHCOR HOLDINGS, INC. AND SUBSIDIARIES
                     UNAUDITED NET INCOME PER COMMON EQUIVALENT SHARES
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
                                                                    THREE MONTHS ENDED SEPT. 30,         NINE MONTHS ENDED SEPT. 30,
                                                                    ----------------------------        ----------------------------
                                                                      1996               1995              1996              1995
                                                                    ----------        ----------        ----------        ----------
PRIMARY  EARNINGS PER SHARE
Net income .................................................        $1,462,386        $  958,451        $3,609,083        $2,337,256
                                                                    ==========        ==========        ==========        ==========
Shares:
   Weighted average common shares issued ...................         8,319,201         2,914,897         7,016,755         2,900,201

   Assuming exercise of options,
   reduced by the number of common
   shares which could have been
   purchased with the proceeds
   from exercised of such options ..........................           255,818           248,799           307,275           248,799

   Assuming conversion of Series A
   preferred stocks ........................................              --           2,000,000              --           2,000,000
   Assuming conversion of Series B
   preferred stocks ........................................              --           1,339,298              --           1,339,298
                                                                    ----------        ----------        ----------        ----------
   Weighted average number of common
   shares outstanding, as adjusted .........................         8,575,019         6,502,994         7,324,030         6,488,298
                                                                    ==========        ==========        ==========        ==========
Net income per common share ................................        $     0.17        $     0.15        $     0.49        $     0.36
                                                                    ==========        ==========        ==========        ==========
FULLY DILUTED EARNINGS PER SHARE
Net income .................................................        $1,462,386        $  958,451        $3,609,083        $2,337,256
                                                                    ==========        ==========        ==========        ==========
Shares:
   Weighted average common shares issued ...................         8,319,201         2,914,897         7,016,755         2,900,201

   Assuming exercise of options,
   reduced by the number of common shares
   which could have been purchased with
   the proceeds from exercised of such
   options .................................................           278,546           248,799           332,092           248,799

   Assuming conversion of Series A
   preferred stocks ........................................              --           2,000,000              --           2,000,000

   Assuming conversion of Series B
   preferred stocks ........................................              --           1,339,298              --           1,339,298
                                                                    ----------        ----------        ----------        ----------
   Weighted average number of common
   shares outstanding, as adjusted .........................         8,597,747         6,502,994         7,348,847         6,488,298
                                                                    ==========        ==========        ==========        ==========
Net income per common share ................................        $     0.17        $     0.15        $     0.49        $     0.36
                                                                    ==========        ==========        ==========        ==========
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